Exhibit 99.1

Contact:	Brett D. Heffes
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

SECOND QUARTER RESULTS

Minneapolis, MN (July 13, 2016)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended June 25, 2016 of $5,394,300 (or $1.25 per share diluted) compared to net income of $4,751,400 (or $1.00 per share diluted) in the second quarter of 2015.  For the six months ended June 25, 2016, net income was $9,957,200 (or $2.31 per share diluted) compared to net income of $10,805,700 (or $2.18 per share diluted) for the same period last year.

“The second quarter was a strong one for Winmark.” stated Brett D. Heffes, Chief Executive Officer.  “Steady franchisee performance, increased leasing activity and sound expense control combined to deliver outstanding growth in operating income and per share results.”

Winmark Corporation creates, supports and finances business.  At June 25, 2016, there were 1,169 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 74 retail franchises have been awarded but are not open.  In addition, at June 25, 2016, the Company had a lease portfolio equal to $37.0 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	June 25, 2016	December 26, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$1,058,800	$1,006,700
Marketable securities	197,300	227,800
Receivables, net	1,388,800	1,416,900
Restricted cash	25,000	25,000
Net investment in leases - current	16,486,500	17,741,500
Income tax receivable	768,900	3,290,400
Inventories	81,200	45,200
Prepaid expenses	790,400	677,800
Total current assets	20,796,900	24,431,300
Net investment in leases — long-term	20,477,700	21,246,000
Property and equipment, net	935,700	1,121,500
Goodwill	607,500	607,500
	$42,817,800	$47,406,300
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$1,990,000	$1,990,000
Accounts payable	990,100	1,643,300
Accrued liabilities	2,385,000	1,875,700
Discounted lease rentals	—	38,700
Deferred revenue	1,804,200	1,963,200
Total current liabilities	7,169,300	7,510,900
Long-Term Liabilities:
Line of credit	30,500,000	42,400,000
Notes payable, net	20,921,500	21,916,500
Deferred revenue	1,438,000	1,421,600
Other liabilities	1,101,000	1,216,300
Deferred income taxes	3,614,800	3,614,800
Total long-term liabilities	57,575,300	70,569,200
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 4,109,760 and 4,124,767 shares issued and outstanding	336,300	406,500
Accumulated other comprehensive loss	(11,500)	(32,900)
Retained earnings (accumulated deficit)	(22,251,600)	(31,047,400)
Total shareholders’ equity (deficit)	(21,926,800)	(30,673,800)
	$42,817,800	$47,406,300

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Six Months Ended
	June 25, 2016	June 27, 2015	June 25, 2016	June 27, 2015
REVENUE:
Royalties	$10,557,300	$10,214,400	$20,829,800	$19,940,600
Leasing income	4,152,300	3,663,300	8,665,000	13,672,900
Merchandise sales	625,300	686,300	1,362,400	1,420,000
Franchise fees	493,500	475,900	866,000	770,300
Other	471,400	436,800	756,900	697,000
Total revenue	16,299,800	15,476,700	32,480,100	36,500,800
COST OF MERCHANDISE SOLD	588,300	645,800	1,285,700	1,344,000
LEASING EXPENSE	460,100	510,500	1,364,200	4,767,900
PROVISION FOR CREDIT LOSSES	(7,900)	(93,100)	(22,300)	(162,200)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,936,200	6,329,300	12,490,800	12,492,800
Income from operations	9,323,100	8,084,200	17,361,700	18,058,300
INTEREST EXPENSE	(593,800)	(369,500)	(1,234,500)	(455,200)
INTEREST AND OTHER INCOME (EXPENSE)	9,500	9,700	(1,000)	(49,400)
Income before income taxes	8,738,800	7,724,400	16,126,200	17,553,700
PROVISION FOR INCOME TAXES	(3,344,500)	(2,973,000)	(6,169,000)	(6,748,000)
NET INCOME	$5,394,300	$4,751,400	$9,957,200	$10,805,700
EARNINGS PER SHARE — BASIC	$1.31	$1.04	$2.42	$2.26
EARNINGS PER SHARE — DILUTED	$1.25	$1.00	$2.31	$2.18
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	4,110,429	4,578,934	4,112,254	4,789,205
WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	4,318,763	4,768,777	4,316,346	4,968,122